Exhibit 99.2

Jaguar Health Announces Adjournment of Its Special Meeting of Stockholders Until Tuesday, December 22, 2020

Jaguar to Host Investor Call Thursday, December 17th at 8:30 a.m. Eastern to Allow Management to Review Developments that Have Taken Place Since the Definitive Proxy Statement was Filed

As previously announced, Nasdaq’s Listing and Hearing Review Council Stayed the Panel Determination Requiring Jaguar’s Compliance with the Bid Price Requirement by December 23, 2020

San Francisco, CA (December 10, 2020): Jaguar Health, Inc. (Nasdaq: JAGX) (“Jaguar” or the “Company”) today announced that its Special Meeting of Stockholders held on December 9, 2020 (the “Special Meeting”) was adjourned to allow the Company additional time to solicit proxies.

Jaguar is hosting an investor call on Thursday, December 17th at 8:30 a.m. Eastern Standard Time to allow management to review developments that have taken place since the Proxy Statement was filed. Dial-in instructions for the call appear below.

The Special Meeting has been adjourned to 8:30 a.m. Pacific Standard Time/11:30 a.m. Eastern Standard Time on Tuesday, December 22, 2020, at the offices of the Company at 200 Pine Street, Suite 400, San Francisco, CA 94104.

“We adjourned our Special Meeting to solicit additional proxies to provide the option for Jaguar’s Board of Directors to be able to take the actions, if necessary, at some future date, to maintain the Company’s listing on The Nasdaq Capital Market (“Nasdaq”). Jaguar’s Board and management are optimistic about the future, and seeking the discretion to implement actions, if necessary to maintain Jaguar’s Nasdaq listing, is an important responsibility of the Board. At this time, with the stay provided by Nasdaq’s Listing and Hearing Review Council (the “Listing Council”), there is no intention or rationale to implement any actions by the Board. The shareholder vote is important because we’re seeking to provide that discretion to the Board for the future,” commented Lisa Conte.

“As we announced earlier this week, the Listing Council stayed the October 28, 2020 decision of the Nasdaq Listing Qualifications Panel (the “Panel”) requiring Jaguar’s compliance with the Bid Price Requirement by December 23, 2020. We were very happy to learn that the Listing Council, of its own accord, exercised its discretion to review the Panel’s decision. We believe our efforts since the second quarter of 2020 to implement our expanded patient access programs for Mytesi® (crofelemer) and our focus on long-term investors and non-dilutive financings, including our recent royalty-based capital infusion of $6.0 million, are improving our long-term financial prospects. Additionally, with the initiation this past October by our wholly-owned subsidiary, Napo Pharmaceuticals, Inc., of the pivotal Phase 3 clinical trial of crofelemer for prophylaxis of diarrhea in adult cancer patients receiving targeted therapy (“cancer therapy-related diarrhea” (CTD)), and our recently announced plans to develop and commercialize crofelemer for the possible indication of prophylaxis and/or symptomatic relief of inflammatory diarrhea — initially to be studied in a ‘long-hauler’ COVID-19 recovery patient population in Europe — we believe the value generated in the Company will be realized as we work to regain compliance with the Nasdaq bid price requirement.”

The Company is engaged in preliminary discussions with Swiss Growth Forum, a sponsor of a European special purpose acquisition company, “Post Pandemic Recovery Equity” (“the SPAC”), regarding the SPAC’s potential merger with an operational subsidiary of the Company to be established in Europe with an exclusive license to crofelemer and Mytesi for the indications of inflammatory diarrhea and HIV-related diarrhea. Jaguar management looks forward to providing updates during the investor call on Thursday, December 17th regarding the progress of the European road show related to this potential merger.

Dial-In Instructions for Investor Call

When: Thursday, December 17, 2020 at 8:30 a.m. Eastern Time

Dial-in (US Toll Free): 888-394-8218

Dial-in (International): 323-701-0225

Conference ID number: 3973780

Live webcast on the investor relations section of Jaguar’s website (click here)

Replay Instructions for Investor Call

Dial-in (US Toll Free): 844-512-2921

Dial-in (International): 412-317-6671

Replay Pin Number: 3973780

Replay of the webcast on the investor relations section of Jaguar’s website (click here)

About Jaguar Health, Inc. and Napo Pharmaceuticals, Inc.

Jaguar Health, Inc. is a commercial stage pharmaceuticals company focused on developing novel, plant-based, non-opioid, and sustainably derived prescription medicines for people and animals with GI distress, specifically chronic, debilitating diarrhea. Our wholly owned subsidiary, Napo Pharmaceuticals, Inc., focuses on developing and commercializing proprietary plant-based human gastrointestinal pharmaceuticals from plants harvested responsibly from rainforest areas. Our Mytesi® (crofelemer) product is approved by the U.S. FDA for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy and the only oral plant-based prescription medicine approved under FDA Botanical Guidance.

For more information about Jaguar, please visit https://jaguar.health. For more information about Napo, visit www.napopharma.com.

About Mytesi®

Mytesi® (crofelemer) is an antidiarrheal indicated for the symptomatic relief of noninfectious diarrhea in adult patients with HIV/AIDS on antiretroviral therapy (ART). Mytesi® is not indicated for the treatment of infectious diarrhea. Rule out infectious etiologies of diarrhea before starting Mytesi®. If infectious etiologies are not considered, there is a risk that patients with infectious etiologies will not receive the appropriate therapy and their disease may worsen. In clinical studies, the most common adverse reactions occurring at a rate greater than placebo were upper respiratory tract infection (5.7%), bronchitis (3.9%), cough (3.5%), flatulence (3.1%), and increased bilirubin (3.1%).

More information and complete Prescribing Information are available at Mytesi.com. Crofelemer, the active ingredient in Mytesi®, is a botanical (plant-based) drug extracted and purified from the red bark sap of the medicinal Croton lechleri tree in the Amazon Rainforest. Napo has established a sustainable harvesting program for crofelemer to ensure a high degree of quality and ecological integrity.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” These include statements regarding the Company’s plan to host an investor call on Thursday, December 17, 2020, the Company’s belief that its efforts since the second quarter of 2020 to implement its expanded patient access programs for Mytesi, and the Company’s focus on long-term investors and non-dilutive financings, including its recent royalty-based capital infusion, are improving Jaguar’s long-term financial prospects, the belief that, with the initiation by Napo of the pivotal Phase 3 clinical trial of crofelemer CTD, and the Company’s recently announced plans to develop and commercialize crofelemer for the possible indication of prophylaxis and/or symptomatic relief of inflammatory diarrhea — initially to be studied in a ‘long-hauler’ COVID-19 recovery patient population in Europe — the value generated in the Company will be realized as the Company works to regain compliance with the Nasdaq bid price requirement, and the SPAC’s potential merger with an operational subsidiary of the Company to be established in Europe with an exclusive license to crofelemer and Mytesi for the indications of inflammatory diarrhea and HIV-related diarrhea. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Jaguar has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond Jaguar’s control. Except as required by applicable law, Jaguar does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Source: Jaguar Health, Inc.

Contact:

Peter Hodge

Jaguar Health, Inc.

phodge@jaguar.health

Jaguar-JAGX